EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	January 21, 2009
972-578-5000, Ext. 7440

ViewPoint Financial Group
Announces Quarterly Cash Dividend

PLANO, Texas, January 21, 2009 — ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 8 cents per share.

The cash dividend is payable on February 17, 2009, to shareholders of record as of the close of business on February 3, 2009.

ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with over $1.99 billion in assets. It operates 30 community bank offices and 15 loan production offices. For more information, please visit www.viewpointbank.com.

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